EXECUTION COPY

                    ADMINISTRATION AGREEMENT

     This Administration Agreement ("Agreement") dated and effective as of April 13, 2007, is by and among State Street Bank and Trust Company, a Massachusetts trust company (the "Administrator"), Baron Investment Funds Trust, a Massachusetts business trust, and Baron Select Funds, a Delaware statutory trust (each, a "Trust" and collectively, the "Trusts").

     WHEREAS, Baron Investment Funds Trust is an open-end management investment company currently comprised of multiple series and Baron Select Funds is an open-end management investment company currently comprised of a single series
(each, a "Fund" and collectively, the "Funds"), and each Trust is registered with the U.S. Securities and Exchange Commission ("SEC") by means of a registration statement ("Registration Statement") under the Securities Act of 1933, as amended ("1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trusts desire to retain the Administrator to furnish certain administrative services to the Trusts, and the Administrator is willing to furnish such services, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.   Appointment of Administrator

     The Trusts hereby appoint the Administrator to act as administrator to the Trusts for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein.

     The Trusts currently consist of the Fund(s) as listed in Schedule A to this Agreement. In the event that either of the Trusts establishes one or more additional Fund(s) with respect to which it wishes to retain the Administrator to act as administrator hereunder, the applicable Trust shall notify the Administrator in writing. Upon written acceptance by the Administrator, such Fund(s) shall become subject to the provisions of this Agreement to the same extent as the existing Fund, except to the extent that such provisions (including those relating to compensation and expenses payable) may be modified with respect to such Fund in writing by the applicable Trust and the Administrator at the time of the addition of such Fund.

2.   Delivery of Documents

     Each Trust will promptly deliver to the Administrator copies of each of the following documents and all future amendments and supplements, if any:

     a.   The Trust's Declaration of Trust and By-laws;

     b. The Trust's currently effective Registration Statement under the 1933 Act and the 1940 Act and each Prospectus and Statement of Additional Information ("SAI") relating to the Fund(s) and all amendments and supplements thereto as in effect from time to time;

     c. Certified copies of the resolutions of the Board of Trustees of the Trust (the "Board") authorizing (1) the Trust to enter into this Agreement and (2) certain individuals on behalf of the Trust to take any steps necessary in connection with this Agreement;

     d. A copy of the investment advisory agreement between the Trust and its investment adviser; and

     e. Such other certificates, documents or opinions which the Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3.   Representations and Warranties of the Administrator

     The Administrator represents and warrants to the Trust that:

     a. It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

     b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

     c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

     d. No legal or administrative proceedings have been instituted or threatened which would impair the Administrator's ability to perform its duties and obligations under this Agreement; and

     e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

4.   Representations and Warranties of the Trusts

     The  Baron   Investment   Funds  Trust   represents  and  warrants  to  the
     Administrator that:

     a. It is a Massachusetts business trust, duly organized, existing and in good standing under the laws of The Commonwealth of Massachusetts;

     b. It has the requisite power and authority under applicable laws and by its Declaration of Trust and By-laws to enter into and perform this Agreement;

     c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

     d. It is an investment company properly registered with the SEC under the 1940 Act;

     e. The Registration Statement been filed and will be effective and remain effective during the term of this Agreement. The Trust also warrants to the Administrator that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Trust offers or sells its shares have been made;

     f. No legal or administrative proceedings have been instituted or threatened which would impair the Trust's ability to perform its duties and obligations under this Agreement;

     g. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it; and

     h. As of the close of business on the date of this Agreement, the Trust is authorized to issue unlimited shares of beneficial interest.

The Baron Select Funds represents and warrants to the Administrator that:

     a. It is a statutory trust, duly organized, existing and in good standing under the laws of the State of Delaware;

     b. It has the requisite power and authority under applicable laws and by its Declaration of Trust and By-laws to enter into and perform this Agreement;

     c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

     d. It is an investment company properly registered with the SEC under the 1940 Act;

     e. The Registration Statement been filed and will be effective and remain effective during the term of this Agreement. The Trust also warrants to the Administrator that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Trust offers or sells its shares have been made;

     f. No legal or administrative proceedings have been instituted or threatened which would impair the Trust's ability to perform its duties and obligations under this Agreement;

     g. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it; and

     h. As of the close of business on the date of this Agreement, the Trust is authorized to issue unlimited shares of beneficial interest.

5.   Administration Services

     The Administrator shall provide the following services, subject to the authorization and direction of each Trust and, in each case where appropriate, the review and comment by the Trusts' independent accountants and legal counsel and in accordance with procedures which may be established from time to time between the Trusts and the Administrator:

     Fund Administration Treasury Services

     a. Prepare for the review by designated officer(s) of the Trusts financial information regarding the Fund(s) that will be included in the Trusts' semi-annual and annual shareholder reports, Form N-Q reports and other quarterly reports (as mutually agreed upon), including tax footnote disclosures where applicable;

     b. Coordinate the audit of the Trusts' financial statements by the Trusts' independent accountants, including the preparation of supporting audit workpapers and other schedules, and make such reports and recommendations to the Board (or the Audit Committee of the Board ("Audit Committee")) concerning the performance of the independent accountants as the Board or the Audit Committee may reasonably request;

     c. Prepare for the review by designated officer(s) of the Trusts the Trusts' periodic financial reports required to be filed with the SEC on Form N-SAR and financial information required by Form N-1A, proxy statements and such other reports, forms or filings as may be mutually agreed upon;

     d.   Provide   sub-certificates   in  connection  with  the   certification
          requirements of the Sarbanes-Oxley Act of 2002 with respect to the services provided by the Administrator;

          Fund Administration Tax Services

     e.   Compute tax basis provisions for both excise and income tax purposes;

     f. Prepare the Fund(s)' federal, state, and local income tax returns and extension requests for review and for execution and filing by the Trusts' independent accountants and execution and filing by the Trust's treasurer, including Form 1120-RIC, Form 8613 and Form 1099-MISC;

     g.   Coordinate Form 1099-DIV mailings; and

     h. Review and sign off on annual minimum distribution calculations (income and capital gain) prior to their declaration.

     The Administrator shall perform such other services for the Trusts that are mutually agreed to by the parties from time to time, for which the Trusts will pay such fees as may be mutually agreed upon, including the Administrator's reasonable out-of-pocket expenses. The provision of such services shall be subject to the terms and conditions of this Agreement.

     The Administrator shall provide the office facilities and the personnel determined by it to perform the services contemplated herein.

6.   Fees; Expenses; Expense Reimbursement

     The Administrator shall receive from the Trusts such compensation for the Administrator's services provided pursuant to this Agreement as may be agreed to from time to time in a written Fee Schedule approved by the parties. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Trusts shall reimburse the Administrator for its out-of-pocket costs incurred in connection with this Agreement. All rights of compensation and expense reimbursement under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

     The Trusts agree promptly to reimburse the Administrator for any equipment and supplies specially ordered by or for the Trusts through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on the Trusts' behalf, but only, at the Trusts' request or with the Trusts' consent.

     The Trusts will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. Expenses to be borne by the Trusts, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Registration Statement, Form N-CSR, Form N-Q, Form N-PX, From N-SAR, proxy materials, federal and state tax qualification as a regulated investment company and other notices, registrations, reports, filings and materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Trusts directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Trusts; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation (e.g., typesetting, page changes and all other print vendor and EDGAR charges, collectively referred to herein as "Preparation"), printing, distribution and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director\trustee or employee of the Trusts; costs of Preparation, printing, distribution and mailing, as applicable, of the Trusts' Registration Statements and any amendments and supplements thereto and shareholder reports; cost of Preparation and filing of the Trusts' tax returns, Form N-1A, Form N-CSR, Form N-Q, Form N-PX and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; the cost of fidelity bond and D&O/E&O liability insurance; and cost of independent pricing services used in computing the Fund(s)' net asset value.

     The Administrator is authorized to and may employ, associate or contract with such person or persons as the Administrator may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Administrator and that the Administrator shall be as fully responsible to the Trusts for the acts and omissions of any such person or persons as it is for its own acts and omissions.

7.   Instructions and Advice

     a. At any time, the Administrator may apply to any officer of the Trusts or his or her designee for instructions and may consult with its own legal counsel or outside counsel for the Trusts or the independent accountants for the Trusts at the expense of the Trusts, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement.

     b. The Administrator shall not be liable, and shall be indemnified by the Trusts, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Fund(s). Nothing in this section shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

8.   Limitation of Liability and Indemnification

     The Administrator shall be responsible for the performance only of such duties as are set forth in this Agreement and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability in respect of any loss, damage or expense suffered by the Trusts insofar as such loss, damage or expense arises from the performance of the Administrator's duties hereunder in reliance upon records that were maintained for the Trusts by entities other than the Administrator prior to the Administrator's appointment as administrator for the Trusts. The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the gross negligence or willful misconduct of the Administrator, its officers or employees. The Administrator shall not be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder, each of which is hereby excluded by agreement of the parties regardless of whether such damages were foreseeable or whether either party or any entity had been advised of the possibility of such damages. In any event, the Administrator's cumulative liability for each calendar year (a "Liability Period") with respect to the Trusts under this Agreement regardless of the form of action or legal theory shall be limited to its total annual compensation earned with respect to the Trusts and fees payable hereunder during the preceding Compensation Period, as defined herein, for any liability or loss suffered by the Trusts including, but not limited to, any liability relating to qualification of the Trusts as a regulated investment company or any liability relating to the Trusts' compliance with any federal or state tax or securities statute, regulation or ruling during such Liability Period. "Compensation Period" shall mean the calendar year ending immediately prior to each Liability Period in which the event(s) giving rise to the Administrator's liability for that period have occurred. Notwithstanding the foregoing, the Compensation
Period for purposes of calculating the annual cumulative liability of the Administrator for the Liability Period commencing on the date of this Agreement and terminating on December 31, 2007 shall be the date of this Agreement through December 31, 2007, calculated on an annualized basis, and the Compensation Period for the Liability Period commencing January 1, 2008 and terminating on December 31, 2008 shall be the date of this Agreement through December 31, 2007, calculated on an annualized basis.

     The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

     The Trusts shall indemnify and hold the Administrator and its directors, officers, employees and agents harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Trusts or upon reasonable reliance on information or records given or made by the Trusts or their investment adviser, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own gross negligence or willful misconduct.

     The limitation of liability and indemnification contained herein shall survive the termination of this Agreement.

9.   Confidentiality

     The Administrator agrees to treat all Confidential Information communicated to it by the Trusts in connection with the activities contemplated by this Agreement as confidential. "Confidential Information" shall mean all records and information in the Administrator's possession relating to the Trusts and their shareholders and shareholder accounts. The Administrator will not use or disclose Confidential Information for purposes other than the activities contemplated by this Agreement or except as required by law, court process or pursuant to the lawful requirement of a governmental agency, or if the Administrator is advised by counsel that it may incur liability for failure to make a disclosure, or except at the request or with the written consent of the Trusts. Confidential Information will not include information which: (a) is or becomes available to the general public through no fault of the Administrator;
(b) is independently developed by the Administrator; or (c) is rightfully received by the Administrator from a third party without a duty of confidentiality. Notwithstanding the foregoing, the Trusts acknowledge that the Administrator may provide access to and use of Confidential Information relating to the Trusts to the Administrator's respective employees, contractors, agents, professional advisors, auditors or persons performing similar functions. In addition, the Administrator may aggregate Fund data with similar data of other customers of the Administrator ("Aggregated Data") and may use Aggregated Data for purposes of constructing statistical models so long as such Aggregated Data represents such a sufficiently large sample that no Fund data can be identified either directly or by inference or implication.

10.  Compliance with Governmental Rules and Regulations; Records

     The Trusts assume full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

     In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Trusts shall at all times remain the property of the Trusts, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise upon written request. The Administrator further agrees that all records that it maintains for the Trusts pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records may be surrendered in either written or machine-readable form, at the option of the Administrator.

11.  Services Not Exclusive

     The services of the Administrator are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trusts from time to time, have no authority to act or represent the Trusts in any way or otherwise be deemed an agent of the Trusts.

12.  Term, Termination and Amendment

     (a) This Agreement shall become effective as of the date first above written. The Agreement shall remain in effect unless terminated by either party on sixty (60) days' prior written notice. In the event other Fund(s) are added to this Agreement as set forth herein, termination of this Agreement with respect to any given Fund shall in no way affect the continued validity of this Agreement with respect to any other Fund.

     (b) Upon termination of this Agreement, the Trusts shall pay to the Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination.

     (c) This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

13.  Notices

     Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): if to the Trusts: Baron Capital, Inc., 767 Fifth Avenue, 49th Floor, New York, NY 10153 Attn: General Counsel, fax: 212-583-2014; if to the Administrator: State Street Bank and Trust Company, P.O. Box 5049, Boston, MA 02206-5049, Attn: Fund Administration Legal Department, fax: 617-662- 3805.

14.  Non-Assignability

     This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party, except that the Administrator may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Administrator.

15.  Successors

     This Agreement shall be binding on and shall inure to the benefit of the Trusts and the Administrator and their respective successors and permitted assigns.

16.  Entire Agreement

     This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

17.  Waiver

     The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

18.  Severability

     If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

19.  Governing Law

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

20.  Reproduction of Documents

     This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, xerographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

21.  Counterparts

     This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

               BARON INVESTMENT FUNDS TRUST


               By:    /s/Linda S. Martinson
                    ------------------------
               Name:     Linda S. Martinson
               Title:    Chief Operating Officer & General Counsel


          BARON SELECT FUNDS


               By:    /s/Linda S. Martinson
                    ------------------------
               Name:     Linda S. Martinson
               Title:    Chief Operating Officer & General Counsel

               STATE STREET BANK AND TRUST COMPANY


               By:    /s/Gary L. French
                     -------------------------
               Name:     Gary L. French
               Title:    Senior Vice President

                    ADMINISTRATION AGREEMENT

                           SCHEDULE A
                       Listing of Fund(s)

Fund

Baron Investment Funds Trust
----------------------------
     Baron Asset Fund
     Baron Growth Fund
     Baron Small Cap Fund
     Baron iOpportunity Fund
     Baron Fifth Avenue Growth Fund



Baron Select Funds
------------------
     Baron Partners Fund

                      STATE STREET BANK AND TRUST COMPANY

                            ADMINISTRATION AGREEMENT
                 FEE SCHEDULE FOR BARON INVESTMENT FUNDS TRUST
                             AND BARON SELECT FUNDS

-------------------------------------------------------------------------------

I.   FEE FOR TAX ADMINISTRATION SERVICES:

     The annual fee for the tax administration services as set forth in the Administration Agreement for the Baron Investment Funds Trust and Baron Select Funds will be $12,500 per Fund.

II.  FINANCIAL STATEMENT SERVICES:

     The annual fee for the financial statement services as set forth in the Administration Agreement for the Baron Investment Funds Trust and Baron Select Funds will be $14,000 per Fund.

III. OUT-OF-POCKET EXPENSES:

     A billing for the recovery of appliacable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

     o    Communications costs
     o    Postage and insurance
     o    Courier service
     o    Duplicating
     o    Non-recurring legal, audit fees or other professional fees
     o Travel and lodging for Board meetings or operations meetings if attendance is required

IV.  TERM:

     The parties agree that this fee schedule shall remain in effect for one year, and is renewable from year to year thereafter until it is revised as a result of negotiations initiated by either party.

BARON INVESTMENT FUNDS TRUST


By:    /s/Linda S. Martinson
    ------------------------
Name:     Linda S. Martinson
Title:    Chief Operating Officer & General Counsel
Date: April 13, 2007


BARON SELECT FUNDS


By:    /s/Linda S. Martinson
    ------------------------
Name:     Linda S. Martinson
Title:    Chief Operating Officer & General Counsel
Date: April 13, 2007


STATE STREET BANK AND TRUST COMPANY


By:    /s/Gary L. French
    -------------------------
Name:     Gary L. French
Title:    Senior Vice President
Date:  April 13, 2007